2


                           CERTIFICATE OF DESIGNATIONS

                     OF PREFERENCES, RIGHTS AND LIMITATIONS

                                       OF

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                   CONVERSION SERVICES INTERNATIONAL, INC.,

                             a Delaware Corporation



                     PURSUANT TO SECTION 151 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE


      The undersigned, Scott Newman, does hereby certify that:

            1. He is the President and Chief Executive Officer, of CONVERSION SERVICES INTERNATIONAL, INC., a Delaware corporation (the "Company").

            2. The Company is authorized to twenty million (20,000,000) shares of preferred stock.

            3. The following resolutions were duly adopted by the Board of
Directors:

      WHEREAS, the Certificate of Incorporation of the Company provides for a class of its authorized stock known as preferred stock, comprised of twenty million (20,000,000) shares, $0.001 par value, issuable from time to time in one or more series;

      WHEREAS, the Board of Directors of the Company is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

      WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to established a series of authorized preferred stock having a par value of $0.001 per share, which series shall be designated as "Series B Convertible Preferred Stock" and to fix the rights, preferences, restrictions and other matters relating to the such series of preferred stock as follows:

      NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby establish a series of authorized preferred stock having a par value of $0.001 per share, which series shall consist of twenty thousand 20,000 shares and be designated as "Series B Convertible Preferred Stock," and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

            Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series B Convertible Preferred Stock (the "Preferred Stock") and the number of shares so designated shall be 20,000 (which shall not be subject to increase without the consent of the holders of a majority of the Preferred Stock (each, a "Holder" and collectively, the "Holders"). Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to the sum of $100 per share plus all accrued and unpaid dividends to the date of determination to the extent not previously paid in cash or common stock, par value $0.001 per share, ("Common Stock") of the Company in accordance with the terms hereof (the "Stated Value").

            Section 2. Dividends. Holders shall be entitled to receive, out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of the Prime Rate (as reported in the Wall Street Journal on each Dividend Payment Date (as defined below)) plus 1%, payable monthly, beginning September 1, 2006 and on any Conversion Date (as defined herein) for such share ("Dividend Payment Date"), in cash, or in shares of Common Stock. The Company will not be required to register any underlying Common Stock with the Commission under the Securities Act that it may use for this dividend payment but it shall include such underlying Common Stock in any Registration Statement it files after it makes the dividend payment. Subject to the terms and conditions herein, the decision whether to pay for dividends in cash or in shares of Common Stock shall be at the discretion of the Company. If such dividend payment is in cash, the cash payment will be at 110% of the dividend due. The Company shall provide the Holders written notice of its intention to pay dividends in cash or shares of Common Stock not less than ten days prior to each Dividend Payment Date for so long as shares of Preferred Stock are outstanding (the Company may indicate in such notice that the election contained in such notice shall continue for later periods until revised). Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder, and the unpaid portion shall accrue at the highest rate permitted by applicable law. In the event the Company elects to pay all or some of the dividends in shares of Common Stock, the shares of Common Stock to be delivered to the Holders shall be valued at the lower of (i) the Fixed Conversion Price, or (ii) the Five-Day VWAP on the Dividend Payment Date.

            Section 3. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to the Preferred Stock, (c) amend its certificate of incorporation or other charter documents so as to affect adversely any rights of the Holders, or (d) enter into any agreement with respect to the foregoing.

            Section 4. Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value per share before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Change of Control Transaction shall be treated as a Liquidation within the meaning of this Section 4; provided, however, that each Holder shall have the right to elect the benefits of the provisions of Section 5 hereof in lieu of receiving payment in Liquidation pursuant to this Section 4. Each Holder shall notify the Company in advance of its election to obtain the benefits of this Section 4 or of Section 5, which notification shall be given not later than a date specified in writing to each Holder by the Company to be at least five (5) days prior to the payment date. If a Holder fails to make any election, the Holder shall be deemed to have elected the benefits of this Section 4. The Company shall mail written notice of any such Liquidation, not less than 30 days prior to the payment date stated therein, to each record Holder.

            Section 5.  Conversion.

            (a) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible into shares of Common Stock at the Conversion Ratio based on the Fixed Conversion Price, at the option of the Holder, at any time and from time to time from and after the Original Issue Date. The Holders shall effect conversions by providing the Company with the form of conversion notice attached hereto as Exhibit A (a "Conversion Notice"). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Preferred Stock to the Company unless all of the shares of Preferred Stock represented thereby are so converted, in which case the Holder shall deliver the certificate representing such share of Preferred Stock promptly following the Conversion Date at issue. The calculations and entries set forth in the Conversion Notice shall control in the absence of manifest or mathematical error.

            (b) Monthly Conversion. The Holders, at any time, may (but are not required to) convert up to 1/48th of the Preferred Stock per month (the "Monthly Amount"), payable in cash or Common Stock (the "Monthly Payment") at the Company's option in accordance with the provisions of this Section 5(b). If the Company proposes to make the Monthly Payment in cash, it will be at 110% of the Stated Value of the Monthly Amount. The Holders have the right to reject the cash payment and require the Monthly Payment to be made in Common Stock. The Company may only force a conversion of a Monthly Payment after a month in which the Five-Day VWAP is 125% of the Fixed Conversion Price and at a time when the underlying shares have been registered with the Commission under the Securities Act. The Company will not be required to register any underlying Common Stock with the Commission under the Securities Act that it may use for a Monthly Payment demanded by a Holder but it shall include such underlying Common Stock in any Registration Statement it files after it makes the Monthly Payment. If the Holders or the Company convert any Preferred Stock prior to any Monthly Payment, those conversions will be credited toward the next monthly dividend payment due.

            (c) Conversions at Option of the Company. If the Common Stock underlying the Preferred Stock is registered with the Commission pursuant to an effective Registration Statement, then the Company may convert up to all of the Preferred Stock at the Fixed Conversion Price if prior to the Conversion Date the Market Price has been no less than 150% of the Fixed Conversion Price for 20 consecutive Trading Days each with a trading volume of no less than 25,000 shares.

            (d) Delivery of Certificate Upon Conversion. Not later than five Trading Days after each Conversion Date (the "Share Delivery Date"), the Company will deliver to the Holder (A) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends (if the Company has elected or is required to pay accrued dividends in cash).

            (e) (i) The Applicable Conversion Price shall be adjusted as provided herein.

                  (ii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities or pari passu securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification and exchange of the Common Stock any shares of capital stock of the Company, then the Applicable Conversion Price shall be adjusted by multiplying the Applicable Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(e)(ii) shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (iii) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                  (iv) Whenever the Applicable Conversion Price is adjusted pursuant to Section 5(e)(ii), the Company at its expense will promptly compute the adjustment or re-adjustment in accordance with the terms hereof and cause its Chief Financial Officer to certify the computation (other than any computation of the fair value of property as determined in good faith by the Board of Directors of the Company) and prepare a report setting forth the adjustment or re-adjustment and showing in reasonable detail the method of calculation thereof and the facts upon which the adjustment or re-adjustment is based, including a statement of (a) the number of shares of Common Stock outstanding or deemed to be outstanding and (b) the Applicable Conversion Price in effect immediately prior to the deemed issuance or sale and as adjusted and re-adjusted (if required by Section 5 hereof) on account thereof. The Company will forthwith mail a copy of each report to each Holder and will, upon the written request at any time of any Holder, furnish to the Holder a like report setting forth the Applicable Conversion Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all reports at its executive office and will cause them to be available for inspection at the office during normal business hours upon reasonable notice by any Holder or any prospective purchaser of shares of Preferred Stock designated by the Holder thereof.

                  (v) In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control Transactions), the Holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

                  (vi) In case of any merger or consolidation of the Company with or into another Person, or sale by the Company of more than one-half of the assets of the Company (on an as valued basis) in one or a series of related transactions, a Holder shall have the right thereafter to (A) convert its shares of Preferred Stock into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such merger, consolidation or sales would have been entitled or (B) in the case of a merger or consolidation, (x) require the surviving entity to issue shares of convertible preferred stock or convertible debentures with such aggregate stated value or in such face amount, as the case may be, equal to the Stated Value of the shares of Preferred Stock then held by such Holder, plus all accrued and unpaid dividends and other amounts owing thereon, which newly issued shares of preferred stock or debentures shall have terms identical (including with respect to conversion) to the terms of the Preferred Stock (except, in the case of debentures, as may be required to reflect the differences between debt and equity) and shall be entitled to all of the rights and privileges of a Holder of Preferred Stock set forth herein and the agreements pursuant to which the Preferred Stock was issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock other securities issuable upon conversion thereof), and (y) simultaneously with the issuance of such convertible preferred stock or convertible debentures, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale. In the case of clause (B), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction, the Conversion Ratio immediately prior to the effectiveness or closing date for such transaction and the Applicable Conversion Price stated herein. The terms of any such merger, sale or consolidation shall include such terms so as continue to give the Holders the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.



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


                  (vii) If (a) the Company shall declare a dividend (or any other distribution) on the Common Stock, (b) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (c) the Company shall authorize the granting to all holders of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (d) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property, or (e) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then the Company shall notify the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange. Holders are entitled to convert shares of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

                  (viii) If the Company desires (1) to issue to all holders of its Common Stock rights, options, or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion price per share, in the case of a security convertible into or exchangeable for Common Stock) less than the lower of the then Applicable Conversion Price or the Market Price on the record date for the determination of stockholders entitled to receive such rights, or (2) to distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings) or rights or warrants to subscribe or purchase Common Stock (excluding those referred to above), then the Company shall need to obtain the express written consent of the Holder prior to such offering.


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


            (f) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall be issuable (taking into account the provisions of Section 5(a) and Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

            (g) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time or issue one additional share of Common Stock. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon a conversion hereunder, the Company shall pay an amount in cash equal to the Conversion Ratio multiplied by such fraction.

            (h) The issuance of certificates for Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted.

            (i) Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

            (j) Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Financial Officer of the Company addressed to 100 Eagle Rock Avenue, East Hanover, New Jersey 07936, Facsimile
No.: (973) 560-9500, attention Chief Financial Officer, or to such other address or facsimile number as shall be specified in writing by the Company for such purpose. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section at or prior to 5:00 p.m. (Eastern Time) (with confirmation of transmission) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (Eastern Time) on any date and earlier than 11:59 p.m. (Eastern Time) on such date (with confirmation of transmission), (iii) the next Trading Day, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

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


            Section 6. Definitions. For the purposes hereof, the following terms shall have the following meanings:

            "Applicable Conversion Price" means mans the Fixed Conversion Price or the Five-Day VWAP, which ever is applicable on the Conversion Date.

            "Change of Control Transaction" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Company with or into another entity that is not majority owned by the Company, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii) above.

            "Commission" means the Securities and Exchange Commission.

            "Common Stock" means the Company's common stock, par value $0.001 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

            "Conversion" means the conversion of the Preferred Stock into Common Stock as provided herein.

            "Conversion Ratio" means a fraction, the numerator of which is the Stated Value and the denominator of which is the Applicable Conversion Price.

            "Exchange Act" means the Securities Exchange Act of 1934.



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

            "Five-Day VWAP" means, for any date, the average daily volume weighted Market Price for the five consecutive Trading Days ending on the Trading Day immediately prior to the date for which such price is determined, with a minimum price of $0.50 (the floor).

            "Fixed Conversion Price" means $0.85 per share of Common Stock.

            "Junior Securities" means the Common Stock and all other equity or equity equivalent securities of the Company other than those securities that are outstanding on the Original Issue Date and which are explicitly senior in rights or liquidation preference to the Preferred Stock.

            "Market Price" means, with respect to the Common Stock, as of the date of determination, (a) the closing price of the Common Stock on a national securities exchange or as quoted on the Nasdaq National Market or the Nasdaq SmallCap Market on such day, as reported by the Wall Street Journal; or (b) if the Common Stock is quoted on the Nasdaq National Market or the Nasdaq SmallCap Market but no sale occurs on such day, the average of the closing bid and asked prices of the Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market on such day, as reported by the Wall Street Journal; or (c) if the Common Stock is not so listed or quoted, the average of the closing bid and asked prices of the Common Stock in the U.S. over-the-counter market; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined by the Board of Directors (acting in good faith pursuant to the exercise of its fiduciary duties).

            "Original Issue Date" means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

            "Per Share Market Value" means on any particular date (a) the lowest sale price for a share of the Common Stock (other than a sale by the Holder) on such date on the market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the lowest sale price of the Common Stock (other than a sale by the Holder) on the market on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on a market, the lowest sale price of the Common Stock (other than a sale by the Holder) in the OTC, as reported by the Pink Sheets, LLC or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the Pink Sheets, LLC (or similar organization or agency succeeding to its functions of reporting prices), then the lowest "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority of the shares of the Preferred Stock.

            "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

            "Purchase Agreement" means the Stock Purchase Agreement, dated as of the Original Issue Date, to which the Company and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

            "Registration Statement" means a registration statement filed pursuant to the Securities Act.

            "Securities Act" mean the Securities Act of 1933.

            "Trading Day" means (a) a day on which the Common Stock is traded on a national securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, on which the Common Stock is then listed or quoted, as the case may be, or (b) if the Common Stock is not listed on a market listed in (a), a day on which the Common Stock is traded in the over the counter market, as reported by the OTC, or (c) if the Common Stock is not quoted on the OTC, a day on which the Common Stock is quoted in the over the counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

      RESOLVED FURTHER, that the Chairman, the President or any Vice President, and the Secretary, of the Company be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.



      IN WITNESS WHEREOF, the undersigned has executed this Certificate this 11th day of August, 2006.


                                    /s/ Scott Newman
Scott Newman
                                    President and Chief Executive Officer




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



                                    EXHIBIT A
                              NOTICE OF CONVERSION

            The undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock indicated below, into shares of common stock, par value $0.001 per share (the "Common Stock"), of Conversion Services International, Inc., a Delaware corporation (the "Company"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. By tendering this Notice of Conversion, the undersigned hereby covenants to comply with the prospectus delivery requirements under the Securities Act of 1933 applicable to it with respect to resales of the shares of Common Stock issuable upon the conversion requested hereby pursuant to a registration statement and, in connection therewith, covenants that, unless otherwise specified below, such shares have been or are intended to be sold in ordinary brokerage transactions.

Conversion calculations:
                        _____________________________________________________
                        Date to Effect Conversion

                        _____________________________________________________
                        Number of shares of Preferred Stock owned prior to Conversion

                        _____________________________________________________
                        Number of shares of Preferred Stock to be Converted

                        _____________________________________________________
                        Stated Value of shares of Preferred Stock to be Converted

                        _____________________________________________________
                        Number of shares of Common Stock to be Issued

                        _____________________________________________________
                        Applicable Conversion Price

                        _____________________________________________________
                        Number of shares of Preferred Stock subsequent to Conversion

                        _____________________________________________________
                        Signature

                        _____________________________________________________
                        Name

                        _____________________________________________________
                        Address

Accepted and Agreed:
Conversion Services International, Inc.

By:_____________________________________
     Name:
     Title:



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